Exhibit 99.1

NetLogic Microsystems Investor Relations: Leslie Green 650-312-9060 leslie@greencommunicationsllc.com	NetLogic Microsystems Media Contact: Kelvin Khoo 408-454-3116 kkhoo@netlogicmicro.com

NetLogic Microsystems to Acquire Optichron, a Leader in 3G/4G LTE

Base Station Digital Front-End Processors

Optichron’s innovative products enable dramatic increases in performance, bandwidth and efficiencies, and the acquisition will broaden NetLogic Microsystems’ footprint in 4G LTE base stations

Santa Clara, Calif. – March 21, 2011 – NetLogic Microsystems, Inc. [NASDAQ: NETL], a worldwide leader in high-performance intelligent semiconductor solutions for next-generation Internet networks, today announced that it has signed a definitive agreement to acquire Optichron, Inc., a privately-held, fabless semiconductor provider of 3G/4G LTE base station digital front-end (DFE) processors, located in Fremont, Calif. Optichron’s breakthrough DFE technology enables unprecedented performance, signal bandwidth, spectrum maximization and power efficiency for next-generation LTE deployments requiring the highest data rates and lowest power consumption.

The acquisition of Optichron will expand and broaden NetLogic Microsystems’ footprint in 3G/4G LTE base stations by complementing NetLogic Microsystems’ market-leading portfolio of multi-core processors, knowledge-based processors and 10 Gigabit Ethernet PHY solutions. Optichron’s innovative DFE processors have been designed into next-generation base stations by multiple original equipment manufacturers (OEMs), and NetLogic Microsystems expects that the acquisition will accelerate Optichron’s technical leadership and product roadmaps in the advanced 40nm process node and beyond.

The exponential growth in mobile data traffic in the next five years, coupled with global spectrum scarcity, are forcing service providers and operators worldwide to push the limits on capacity and throughput for their limited spectrum. This is in turn driving a need for next-generation base stations that can support dramatically wider bandwidth, significantly more signal channels and more protocols (2G/3G/4G) in each band. Conventional DFE processing solutions typically support narrow bandwidths, a limited number of channels and a single protocol per signal band, and are therefore costly and inefficient for high-throughput base stations.

Optichron’s best-in-class DFE processors are highly differentiated and ideally suited to address these challenging LTE requirements. They deliver unparalleled performance of up to 5X increase in signal bandwidth and up to 9X increase in instantaneous bandwidth over available competing solutions, which dramatically improves 3G/4G LTE data rates. In addition, Optichron’s breakthrough products enable the industry’s highest spectrum efficiency through the simultaneous processing of multiple signal channels per frequency band, as well as the multi-mode co-existence of 4G LTE, 3G and 2G protocols. This unique ability to support multiple signals and multiple protocols in a significantly wider bandwidth spectrum is enabling service providers to upgrade the performance and functionality of existing base stations without the time and costs associated with deploying new base stations or antennas. Moreover, Optichron’s innovative DFE processors greatly improve the cost and power profiles of next-generation base stations by eliminating the need for costly and very power-hungry FPGA devices and conventional DFE solutions that are traditionally used to implement DFE functionality.

These processors from Optichron are the industry’s only intelligent self-adaptive DFE processors today that calibrate in real-time to real-world environments and variations, thereby accelerating and enhancing the manageability of LTE developments for Tier One original equipment manufacturers (OEMs). Optichron also delivers up to 80 percent better transmit power efficiency than available competing solutions, which results in significantly lower power consumption per megabits-per-second (Mbps) to enable OEMs to meet increasingly stringent power profiles in operator networks.

“Our combination with Optichron further solidifies our commitment to, and our increasing R&D investments in, the communications infrastructure market. DFE processors are an increasingly critical element of next-generation 3G/4G LTE common-platform base stations, and the combination of NetLogic Microsystems and Optichron further strengthens our technical leadership in this very exciting market,” said Ron Jankov, president and chief executive officer at NetLogic Microsystems. “We are very excited to welcome the Optichron team to the NetLogic Microsystems family. Optichron’s culture of strong engineering excellence having developed the industry’s most innovative, highly differentiated products creates a natural alignment with our organization.”

“As a clear technology and market leader in DFE processing, Optichron shares strong customer synergies in the 3G/4G mobile infrastructure with NetLogic Microsystems, and the combined company will have one of the most compelling and comprehensive product portfolios for next-generation base stations,” said Roy Batruni, co-founder and Chief Technology Officer of Optichron. “We are very pleased to join forces with NetLogic Microsystems and we believe as part of NetLogic Microsystems, we will be able to accelerate our innovation, technology leadership and product roadmaps.”

In connection with the acquisition, NetLogic Microsystems will pay the Optichron stockholders initial cash consideration of approximately $77 million upon the closing of the transaction. NetLogic Microsystems will assume approximately $22 million of restricted stock units for employees of Optichron who join NetLogic Microsystems following the close of the acquisition. In addition, NetLogic Microsystems will pay the Optichron stockholders an earn-out upon the attainment of performance milestones through 2012 for the acquired business. If the maximum earn-out is achieved, an additional cash consideration of approximately $108.5 million would be payable by March 31, 2013, and an additional consideration of $12.5 million would be paid in shares of NetLogic Microsystems common stock (valued approximately at closing date value), issued only to several Optichron employees, subject to their continued employment after the acquisition. The acquisition has been approved by both companies’ board of directors, is expected to close in the second quarter of 2011 and remains subject to customary closing conditions.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ: NETL) is a worldwide leader in high-performance intelligent semiconductor solutions that are powering next-generation Internet networks. NetLogic Microsystems’ best-in-class products perform highly differentiated tasks of accelerating complex network traffic to significantly enhance the performance and functionality of advanced 3G/4G mobile wireless infrastructure, data center, enterprise, metro Ethernet, edge and core infrastructure networks. NetLogic Microsystems’ market-leading product portfolio includes high-performance multi-core processors, knowledge-based processors, content processors, network search engines, ultra low-power embedded processors and high-speed 10/40/100 Gigabit Ethernet PHY solutions. These products are designed into high-performance systems such as switches, routers, wireless base stations, security appliances, networked storage appliances, service gateways and connected media devices offered by leading original equipment manufacturers (OEMs). NetLogic Microsystems is headquartered in Santa Clara, California, and has offices and design centers throughout North America, Asia and Europe. For more information about products offered by NetLogic Microsystems, call +1-408-454-3000 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

About Optichron, Inc.

Optichron, Inc., the leader in digital nonlinear signal processing technology, designs and manufactures high-volume integrated circuits that enable significant improvements in system-level cost and performance for communications applications. Optichron’s proprietary linearization technology is the industry’s most efficient solution for correcting nonlinear distortion, a problem present in all signal processing systems. Signal linearization gives system designers more headroom to implement faster, more efficient systems that cost less to build and operate. Optichron’s investors include U.S. Venture Partners, Battery Ventures, TL Ventures and VentureTech Alliance. For more information and product details please visit http://www.optichron.com.

NetLogic Microsystems and the NetLogic Microsystems logo are trademarks of NetLogic Microsystems, Inc. All other trademarks are properties of their respective owners.

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Certain statements in this press release which are not historical facts may constitute “forward-looking statements” that involve risks and uncertainties. Forward-looking statements in this release include, but are not limited to, any statements concerning the expected benefits and costs of the proposed transaction with Optichron, Inc.; the anticipated timing of completion of the transaction; any projections of earnings, revenues, cost of goods sold, expenses, synergy, accretion, margins or other financial terms; any statements of plans, strategies, objectives, market penetration and any statements of expectation or belief, including statements about the performance of Optichron products subsequent to the acquisition by NetLogic Microsystems. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, the following: the possibility that the acquisition may not be completed; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed transaction within the expected time-frames or at all; integration of the operations of Optichron, Inc. with those of NetLogic Microsystems may be more difficult, time-consuming or costly than expected and may not be as successful as the parties anticipate; revenues of the combined business following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) of the combined business may be greater than expected following the transaction; the ability to retain key employees of Optichron, Inc. and NetLogic Microsystems subsequent to the completion of the transaction; the conditions to the completion of the transaction may not be satisfied; regulatory approvals that might be required for the transaction might not be obtained on the terms expected and obtaining any such approvals or any other necessary regulatory reviews may not occur on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; Optichron, Inc. and NetLogic Microsystems are subject to intense competition; the failure of either Optichron or NetLogic Microsystems to protect its intellectual property rights may weaken the competitive position of the combined company; in the future third parties may assert claims, including, without limitation, intellectual property infringement claims, that could materially adversely affect the operating results of the combined company; as well as other factors concerning NetLogic Microsystems (which may be applicable to the combined company following the transaction) discussed in “Risk Factors” under Item 1A. of NetLogic Microsystems’ Annual Report on Form 10-K for the most recently ended fiscal year and its other filings from time to time with the SEC, which are available at http://www.sec.gov. All forward-looking statements in this release are qualified in their entirety by this cautionary statement, and no person undertakes any obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.